PURCHASE AGREEMENT
             Timber Lodge Steakhouse - St. Cloud, MN

This AGREEMENT, entered into effective as of the 4 of October, 2000.

l. PARTIES. Seller is AEI Real Estate Fund XVII Limited Partnership which presently owns an undivided 17.2367% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Entire Property") Buyer is The Rynda Family Limited Partnership, a Minnesota limited partnership ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction
consists    of   an   undivided   15.2418   percentage   interest
(hereinafter, simply the "Property") as Tenant in Common in the Entire Property, and including or excluding the following:

  2.1 Seller owns no interest in any personal property on the Entire Property except an interest in external signage, which is not being conveyed to Buyer hereunder.

  2.2 Leases. Seller's interests as lessor in the lease described in paragraph 11(a) below.

  2.3 Seller owns no interest in any service or maintenance contracts or equipment leases regarding the Entire Property.

  2.4 Seller owns no interest in any permits or licenses affecting the Entire Property.

  2.5 To the extent the same have been assigned or are assignable to Seller, Seller transfers an undivided 15.2418% interest in all warranties and guaranties benefiting the Entire Property regarding the acquisition, construction, design, use, operation, management, or maintenance of the Entire Property upon closing of the transactions contemplated hereunder. This provision shall be self operative upon closing, shall survive closing, and shall not require any further documentation to effect the foregoing.

3. PURCHASE PRICE. The purchase price for this percentage interest in the Entire Property is $325,000, all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $5,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

     (b) Buyer will deposit the balance of the purchase price, $320,000 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5.  CLOSING  DATE.   Escrow shall close on or before  October  5,
2000.

6. DUE DILIGENCE. Buyer will have until the expiration of the tenth business day (The "Review Period") after delivery of each of following items, to be



Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

     (c) A copy of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property.

     (d) Lease (as further set forth in paragraph 11(a) below) of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

     (e) copies of any and all environmental reports affecting the Entire Property as are in Seller's possession.

It  is a contingency upon Seller's obligations hereunder that two
(2) copies of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and AEI Real Estate Fund XVII Limited Partnership and dated on escrow closing date be delivered to the Seller on the closing date.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this agreement. (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, and unless Seller is in default under any of the terms of this Agreement, if Buyer fails to make Second Payment, Seller shall be entitled to retain the First Payment. Such notice shall be given as further set forth herein respecting the delivery of notice. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property




Buyer Initial: /s/ RRR  /s/s CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




or  Seller  may exercise its rights under Section 14 hereof.   If
this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of a reputable title company qualified to do business in Minnesota, selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.

     Buyer shall be allowed seven (7) business days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

      Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice of satisfaction of Buyer's objections to the Buyer, the parties shall perform this Agreement according to its terms.

9. CLOSING COSTS. Seller will pay one-half of escrow fees, the cost of the title commitment, state deed tax, and any brokerage commissions payable. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Buyer will pay all recording fees, one-half of the escrow fees, and the cost of an update to the Survey in Sellers possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.




Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

     (a)  Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of closing for the period prior to closing, if Tenant shall not pay the same. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share of all operating expenses of the Entire Property incurred on and after the date of closing.


11.  SELLER'S REPRESENTATION AND AGREEMENTS.

     (a)  Seller representations and warrants.

     (i) Seller owns the Entire Property, free and clear of all encumbrances, except for matters of title as shall be revealed on the title commitment pursuant to paragraph 8 hereof, and except for the Lease Agreement in existence between AEI Real Estate Fund XV Limited Partnership, AEI Real Estate Fund XVII Limited Partnership, and Institutional Net Lease Fund '93 Limited Partnership (as "Landlord") and Timber Lodge Steakhouse, Inc. ("Tenant"), dated November 18, 1997. Seller is not aware of any other leases of the Property. The above referenced lease agreement has an option to purchase in favor of the Tenant as set forth in paragraph 33 of said lease agreement. Seller has delivered to Buyer a correct and complete copy of each lease agreement and all amendments thereto. Said lease is in full force and neither Seller nor Lessee is in default under the lease.

     (ii) It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

     (ii) Seller has received no notice of actual or threatened reduction or curtailment of any utilty service now supplied to the Entire Property.




Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN





     (iii) Seller has received no notice of actual or threatened cancellation or suspension of any certificates of occupancy for any portion of the Entire Property.

     (iv) Seller has received no notice of actual or threatened special assessments or reassessments of the Entire Property.

     (v) Seller has made available to Buyer a correct and complete copy of each permit, or license relating to the Entire Property including permits relating to Hazardous Substances, and its amendments, in Seller's possession. To the best of Seller's knowledge: the permits are in full force, and Seller is not in default under the Permits. To the best of Seller's knowledge: no other permits are required from any governmental entity in order to operate the Entire Property as it is now operated


     (vi) To the best of Seller's knowledge:

          No toxic or hazardous substances or wastes, pollutants or contaminants (including without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel, oil, crude oil and various constituents of such products, and any hazardous substances as defined in any Environmental Law (collectively, "Hazardous Substances") have been generated, treated, stored, transferred from, released or disposed of, or otherwise placed, deposited in or located on the Entire Property in violation of any Environmental Law nor has any activity been undertaken on the Property that would cause or contribute to the Entire Property becoming a treatment, storage or disposal facility within the meaning of any Environmental Law. The term " Environmental Law" shall mean any and all federal, state and local laws, statutes, codes, or ordinances, regulations, rules, policies, consent decrees, judicial orders, administrative orders or other requirements relating to the environment or to human health or safety associated with the environment, all as amended or modified from time to time. There has been no discharge, release or threatened release of Hazardous Substances from the Entire Property, and there are no Hazardous Substances or conditions in or on the Entire Property that may support a claim or cause of action under any Environmental Law. The Entire Property is not now, and to the best of Seller's knowledge, never has been, listed on any list of sites contaminated with Hazardous Substances, nor used as landfill, dump, disposal or storage site for Hazardous Substances. Seller has maintained all records required to be kept concerning the presence, location and quantity of asbestos containing materials, and presumed asbestos containing materials, in the Entire
     Property and will deliver the same to Buyer on or before closing.

     (vi) Seller has not entered into any other contracts for the sale of the Property, nor are there any rights of first refusal or options to purchase the Property or any other rights of others that might prevent the consummation of this Agreement, other than as disclosed herein.

     (vii) To the best of Seller's knowledge, Seller is not in default concerning any of its obligations or liabilities regarding the Entire Property.



Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN



     (viii) To the best of Seller's knowledge, any operating statements for the Entire Property that have been supplied from third parties by Seller to Buyer are correct and complete. Any such operating statements prepared by and supplied by Seller are true and correct.

     (ix)   Seller   is   not   a  "foreign   person",   "foreign
     partnership", "foreign trust" or " foreign estate" as those terms are defined in Section 1445 of the Internal Revenue
     Code.

     (x)   There   is   no  action,  litigation,   investigation,
     condemnation or proceeding of any kind pending or to the best of Seller's knowledge threatened against Seller or any portion of the Entire Property.

     (xi) To the best knowledge of Seller: the buildings, structures and improvements included within the Entire Property are structurally sound and in good repair in first-class condition, and all mechanical, electrical, heating, air conditioning, drainage, sewer, water and plumbing systems are in proper working order.

     (xii) The Seller certifies and warrants that the Seller does not know of any "Wells" on the Entire Property within the meaning of Minn. Stat. Sect.1031.

     (xii) To the best knowledge of Seller: no above ground or underground tanks, are located in or about the Entire Property, or have been located under, in or about the Entire Property and have subsequently been removed or filled.

     (xiii)   Seller  has  delivered  to  Buyer  copies  of   all
     environmental  reports and studies relating  to  the  Entire
     Property which are in the possession of Seller.

     (xiv) Solely for purposes of satisfying the requirements of Minn. Stat. 115.55 Seller represents that to the best of its knowledge, there is no "individual sewage treatment system" (within the meaning of that statute) on or serving the Entire Property.

     (xv) Seller is a duly founded limited partnership and is in good standing under the laws of the State of Minnesota; Seller is duly qualified to transact business in the state of Minnesota; Seller has the requisite power and authority to enter into and perform this agreement; and the performance of this agreement will not conflict with or result in a violation of any of Seller's limited partnership documents, or any judgment, order, or decree of any court.

     (xvi)The above representations and warranties will be true and effective as of the closing date as if Seller had made the same at closing, and shall survive the closing of this transaction.

     (xvii) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts,



Buyer Initial: /s/ RRR    /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




     deeds and assurances as Buyer or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (xix) Seller will indemnify Buyer, its successors and assigns, against, and will hold Buyer, its successors and assigns, harmless from, any expenses or damages, including reasonable attorneys' fees, that Buyer incurs because of the breach of any of the above representations and warranties, whether such breach is discovered before or after closing. Wherever herein a representation is made "to the best knowledge of Seller", such representation is limited to the (actual) knowledge of the Seller. This obligation of Seller shall survive closing.

     (xx) Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property, provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.

12.  DISCLOSURES.

     (a) Seller has not received any notice of any material, physical, or mechanical defects of the Entire Property, including without limitation, the plumbing, heating, air conditioning, ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (b) Seller has not received any notice that the use and operation of the Entire Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the Tenant from using and operating the Entire Property after the Closing in the manner in which the Entire Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.



Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




     (d) Seller has not received any notice that the Entire Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Entire Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Entire Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Entire Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Entire Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (e) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     (f) BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ENTIRE PROPERTY AND SUCH FINANCIAL INFORMATION ON THE LESSEE AND GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST, IF IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY, THE ENTIRE PROPERTY AND TO THE LESSEE AND GUARANTORS OF LEASE WAS
     OBTAINED FROM A VARIETY OF SOURCES AND SELLER NEITHER (A) HAS MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION TO BE SUPPLIED BY OR PREPARED BY THIRD PARTIES, OR (B) MAKES ANY REPRESENTATIONS AS TO THE ACCURACY OR
     COMPLETENESS OF SUCH INFORMATION SUPPLIED OR PREPARED BY THIRD PARTIES, EXCEPT AS HEREIN SET FORTH. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, TENANTABILITY, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

     The provisions (d) - (f) above shall survive Closing.

13.  CLOSING.

     (a) Before the closing date, Seller will deposit into escrow an executed limited warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above. At closing, Seller





Buyer Initial: /s/ RRR  /s/  CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN





          will deliver to Buyer (for Buyer's signature as well) an executed Assignment and Assumption of Lease assigning to the Buyer an undivided 15.2418 percentage interest in Lessor's interest in the Lease (such Assignment and Assumption to be in a form reasonably acceptable to Buyer), and if prepared by Buyer or its counsel, Seller shall execute a Certificate as to the truth of Seller's Representations and Warranties as of the closing date, if such Certificate is in a form reasonably satisfactory to Seller.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow; deliver to Seller and/or Buyer any other document required by this Agreement.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

       If   Seller  defaults,  Buyer  will  be  relieved  of  all
obligations, will be entitled to the immediate return of its First Payment, and Buyer shall retain all remedies available to Buyer at law or equity.

15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (ii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having




Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN





       jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.


16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17.  BUYER'S 1031 TAX FREE EXCHANGE.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify




Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN





for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Richfield Bank and Trust which will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Richfield Bank and Trust will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Richfield Bank and Trust , Seller will deed the Property to Buyer.

18.  CANCELLATION

     If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 10 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 10 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  MISCELLANEOUS.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by October 6, 2000, through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.



Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:
          Attention:  Robert P. Johnson
          AEI Real Estate Fund XVII Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

          The Rynda Family Limited Partnership
          8907 Vincent Place
          Bloomington, MN  55431

20. Contingencies: The obligations of Buyer under this Agreement are contingent upon each of the following:

          (i) REPRESENTATIONS  AND  WARRANTIES  .             The
          representations and warranties of Seller contained in this Agreement must be true now and on the Closing Date as if made on the Closing Date and Seller shall have delivered to Buyer on the Closing Date a certificate dated the Closing Date, signed by an authorized representative of Seller, certifying that such representations and warranties are true as of the Closing Date. Buyer or its counsel shall prepare such certificate

          (ii) TITLE.  Title shall have been found acceptable, or
          been   made   acceptable,  in   accordance   with   the
          requirements and terms of this Agreement.

          (iii)  DOCUMENT REVIEW.  On or before 10 business  days
          after the signing of this Agreement, Seller shall deliver to Buyer true and complete copies of all Leases, and other due diligence as required herein for Buyer's review and analysis. Seller shall allow Buyer to interview Tenants of the Entire Property. Buyer shall have determined, on or before the date which is 10 Business days after the last such document is delivered, that it is satisfied, in its sole judgment, with its review and analysis of the Leases, title, and any other due diligence.

          (III) ESTOPPEL CERTIFICATES. Buyer shall have received, on or before the Closing Date, estoppel certificates from all tenants under Leases, which certificates shall disclose no facts which are material or contradictory to those facts previously disclosed in Buyer's prior review of the Leases or which are material to Buyer's acquisition of the Property, and shall confirm the rents




Buyer Initial: /s/ RRR  /s/ CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




          payable by such tenant. Seller shall use its best efforts to obtain estoppel certificates from each of such tenants; provided Seller shall not be required to expend significant moneys or make significant concessions in order to obtain such estoppel certificates. If a tenant shall fail to deliver an estoppel certificate, Seller may deliver at closing an estoppel certificate signed by Seller representing the same facts as such tenant would have represented in the missing estoppel certificate.

     If a contingency which is required to be satisfied on or before a specified date has not been satisfied on or before that date, or if a contingency which is required to be satisfied on or before the Closing Date has not been satisfied on or before the Closing Date, then in either case this Agreement may be terminated, at Buyer's option, by written notice from Buyer to Seller given not more than five days after the said date or on the Closing Date, as the case may be. Upon such termination, the First Payment and any interest accrued thereon shall be released to Buyer and upon such return, neither party will have any further rights or obligations regarding this Agreement or the Entire Property except as otherwise permitted in this Agreement. All the contingencies set forth in this Agreement are specifically stated and agreed to be for the sole and exclusive benefit of the Buyer and the Buyer shall have the right to unilaterally waive any contingency by written notice to Seller. If Buyer shall fail to give such notice on or before such date than the contingency shall be deemed to have been satisfied.

Seller  shall  allow  Buyer, and Buyer's agents,  access  to  the
Entire Property without charge and at all reasonable times for the purpose of Buyer's investigation of the same. Seller shall make available to Buyer and Buyer's agents without charge all plans and specifications, records, permits and material correspondence in Seller's possession relating to the Entire Property and Hazardous Substances, if any, affecting the Property. Buyer shall pay all cost and expenses of such investigation and shall hold Seller and the Entire Property harmless from all costs and liabilities relating to Buyer's activities. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property. Buyer shall further repair and restore any damage to the Entire Property caused by or occurring during Buyer's testing and return the Entire Property and /or Personal Property to substantially the same condition as existed prior to such entry.

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Minnesota.



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Buyer Initial: /s/ RRR /s/CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN




      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:    The Rynda Family Limited Partnership

          By: /s/ Robert R Rynda
                  Robert R. Rynda, General Partner

          By: /s/ Carol A Rynda
                  Carol A. Rynda, General Partner




SELLER:   AEI Real Estate Fund XVII Limited Partnership

          By: AEI Fund Management XVII, Inc., its
             corporate general partner

          By:/s/ Robert P Johnson
                 Robert P. Johnson, President








Buyer Initial: /s/ RRR  /s/CAR
Purchase Agreement for Timber Lodge-St. Cloud, MN






                                EXHIBIT A


That part of Lot Two (2), Block One (1) Fischer Addition, a duly recorded plat in the office of the County Recorder/Registrar of titles in Stearns County, Minnesota, lying North of a line drawn parallel with and 327.20 feet Southerly of, as measured at right angles to, the most Northerly line of said Lot Two (2); together with the rights of ingress, egress, utilities easements and such other rights which constitue an interest in real property as created in that certain Easement and Maintenance Agreement dated Dec. 10, 1996, filed of record Dec. 13, 1996 as Document No. 835857, and in torrens ad Document No. 24060.